Exhibit 99.1

December 19, 2014

Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C. 20549-3561

Re:	EVRAZ NORTH AMERICA LIMITED

Registration Statement on Form F-1

Filed September 26, 2014

File No. 333-198955

Representation Letter Pursuant to Instruction 2 to Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

EVRAZ NORTH AMERICA PLC, a company incorporated under the laws of England (the “Company”), has filed a registration statement on Form F-1 (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to its proposed initial public offering of ordinary shares (the “Offering”). Pursuant to the Waiver Request submitted by our U.S. legal counsel, Skadden, Arps, Slate, Meagher & Flom (UK) LLP, to the Commission on December 5, 2014 with respect to the requirement that the Registration Statement contain audited financial statements as of a date not older than 12 months at the time the Registration Statement is filed with the Commission, the Company hereby represents to the Commission in accordance with Instruction 2 to Item 8.A.4 of Form 20-F:

1.	The Company is not currently a public reporting company in any jurisdiction.

2.	The Company is not required by any jurisdiction outside the United States to prepare, and has not prepared, consolidated financial statements audited under any generally accepted auditing standards for any interim period.

3.	Compliance with Item 8.A.4 of Form 20-F is impracticable and involves undue hardship for the Company.

4.	The Company does not anticipate that its audited consolidated financial statements for the year ended December 31, 2014 will be available until the end of March 2015.

5.	In no event will the Company seek effectiveness of the Registration Statement if its audited consolidated financial statements are older than 15 months at the time of the distribution of its ordinary shares.

In accordance with Instruction 2 to Item 8.A.4 of Form 20-F, this representation letter has been filed as an exhibit to the Registration Statement.

Sincerely,

EVRAZ NORTH AMERICA PLC

/s/ GLENDA MINOR
Name:	Glenda Minor
Title:	Senior Vice President and Chief Financial Officer